UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  April 13, 2014

FIDELITY D & D BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA                                18512

(Address of principal executive offices)                                                (Zip Code)

__(570) 342-8281__

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On April 13, 2015, Michael J. Pacyna, Jr., was appointed as Executive Vice President and Chief Business Development Officer of The Fidelity Deposit and Discount Bank (the “Bank”), a wholly owned subsidiary of Fidelity D & D Bancorp, Inc. (the “Company”).  Mr. Pacyna, age 49, was previously Senior Vice President, Market Manager, Commercial and Middle Market Divisions with The PNC Financial Services Group, Inc.,  (PNC).  During his 26 year banking history with PNC, he spent time in branch banking as a Business Banker, and has provided leadership in Treasury Management, Merchant Services and in the Commercial Lending area.

Mr. Pacyna was not appointed to his positions pursuant to any arrangement or understanding with any other person, and he has no reportable transactions under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Pacyna and any Director or Executive Officer of the Company or Bank.

A press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY D & D BANCORP, INC.
(Registrant)

Dated: April 13, 2015	/s/ Salvatore R. DeFrancesco, Jr.
Salvatore R. DeFrancesco, Jr Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Copy of Press Release dated April 13, 2015